Exhibit 10.4

Execution Version
THIRD AMENDMENT
TO
AMENDED AND RESTATED MASTER TOLLING AGREEMENT
(Operating Assets)

THIS THIRD AMENDMENT TO AMENDED AND RESTATED MASTER TOLLING AGREEMENT (Operating Assets) (this “Amendment”) is entered into as of April 28, 2023 and effective as of January 1, 2023, by and among the Persons set forth on Exhibit A (each hereinafter sometimes referred to as a “Party” and sometimes collectively referred to as the “Parties”).

RECITALS:

A.Effective as of October 1, 2016, the Parties entered into a certain Amended and Restated Master Tolling Agreement (Operating Assets) (as amended by the Amendment to Amended and Restated Master Tolling Agreement, dated January 1, 2017, and the Second Amendment to Amended and Restated Master Tolling Agreement dated October 29, 2018 the “Amended and Restated Master Tolling Agreement”). Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to such terms in the Amended and Restated Master Tolling Agreement.
B.Exhibit C-2 to the Amended and Restated Master Tolling Agreement provides for the adjustment of the Tolling Fee based on the aggregate Turnaround Costs actually incurred after the first turnaround on the Applicable Asset.
C.The Parties desire to, among other things, adjust the Tolling Fee for the El Dorado Assets and the Woods Cross Assets as provided in Exhibit C-2 attached to the Amended and Restated Master Tolling Agreement, on the terms and conditions set forth herein.
AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Amended and Restated Master Tolling Agreement as follows:

1.Incorporation of Recitals. The recitals for this Amendment are fully incorporated herein by the reference thereto with the same force and effect as though recited herein.

2.Amendments to Articles 6, 7 and 10.
a.Section 6.2 of the Amended and Restated Master Tolling Agreement is hereby amended by removing the reference to HollyFrontier and replacing it with “HF Sinclair”.

b.Article 7 of the Amended and Restated Master Tolling Agreement is hereby amended by removing the reference to HollyFrontier and replacing it with “HF Sinclair”.

c.Article 10 of the Amended and Restated Master Tolling Agreement is hereby amended by removing all references to HollyFrontier and replacing them with “HF Sinclair”.

d.Article 10 of the Amended and Restated Master Tolling Agreement is hereby amended by adding a new Section 10.8 as follows:

“10.8     Termination of HollyFrontier Guarantee. HF Sinclair, HEP Operating, the Partnership, HF Sinclair El Dorado and HF Sinclair Woods Cross acknowledge and agree that all obligations of HollyFrontier, pursuant to this Article 10 are hereby terminated, and HollyFrontier shall no longer be a party to this Agreement nor have any obligations hereunder.”

3.Amendment to Exhibit A.

DB1/ 137458606.2

a.Exhibit A of the Amended and Restated Master Tolling Agreement is hereby deleted and replaced, in its entirety, with Exhibit A attached to this Amendment.

4.Amendment to Exhibit B.
a.Exhibit B of the Amended and Restated Master Tolling Agreement is hereby amended by removing the reference to HollyFrontier Woods Cross and replacing it with “HF Sinclair Woods Cross”.

5.Amendment to Exhibit C. Effective as of 12:01 a.m. Central Time on January 1, 2023 Exhibit C-2 attached to the Amended and Restated Master Tolling Agreement is hereby deleted and replaced, in its entirety, with Exhibit C-2 attached to this Amendment.

6.Amendments to Exhibit D.
a.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by removing the definition of “Applicable Refinery Owner” and replacing it as follows:

““Applicable Refinery Owner” means, with respect to the El Dorado Refinery, HF Sinclair El Dorado, and with respect to the Woods Cross Refinery, HF Sinclair Woods Cross.”

b.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by adding the definition of “HF Sinclair” as follows:

““HF Sinclair” means HF Sinclair Corporation, a Delaware corporation.”

c.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by adding the definition of “HF Sinclair El Dorado” as follows:

““HF Sinclair El Dorado” means HF Sinclair El Dorado Refining LLC (f/k/a HollyFrontier El Dorado Refining LLC), a Delaware limited liability company.”

d.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by removing the definition of “El Dorado Refinery Complex” and replacing it as follows:

““El Dorado Refinery Complex” means the refinery complex owned by HF Sinclair El Dorado, commonly known as the El Dorado Refinery, and located in the City of El Dorado, Butler County, Kansas.”

e.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by removing the definition of “HollyFrontier El Dorado”.

f.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by adding the definition of “HF Sinclair Woods Cross” as follows:

““HF Sinclair Woods Cross” means HF Sinclair Woods Cross Refining LLC (f/k/a HollyFrontier Woods Cross Refining LLC), a Delaware limited liability company.”

g.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by removing the definition of “HollyFrontier Woods Cross”.

h.Exhibit D of the Amended and Restated Master Tolling Agreement is hereby amended by removing the definition of “Woods Cross Refinery Complex” and replacing it as follows:

““Woods Cross Refinery Complex” means the refinery complex owned by HF Sinclair Woods Cross, commonly known as the Woods Cross Refinery, and located in the City of West Bountiful, Davis County, Utah.”

DB1/ 137458606.2

7.Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.
8.Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the Parties and their respective successors and/or assigns.
9.Entire Agreement. This Amendment contains the entire agreement between the Parties as to the subject matter hereof and, except as provided for in this Amendment, the terms and provisions of the Amended and Restated Master Tolling Agreement shall remain in full force and effect.
[Signature page follows]

DB1/ 137458606.2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first set forth above.

HEP OPERATING:

Holly Energy Partners-Operating, L.P.

By: /s/	Michael C. Jennings
Michael C. Jennings
Chief Executive Officer and President

APPLICABLE REFINERY OWNER:

HF Sinclair El Dorado Refining LLC
(f/k/a HollyFrontier El Dorado Refining LLC)

HF Sinclair Woods Cross Refining LLC
(f/k/a HollyFrontier Woods Cross Refining LLC)

By: /s/	Tim Go
Tim Go
President and Chief Operating Officer

DB1/ 137458606.2

Exhibit A
to
Amended and Restated Master Tolling Agreement

Parties:

HF Sinclair El Dorado and HEP Operating, as to the El Dorado Assets.

HF Sinclair Woods Cross and HEP Operating, as to the Woods Cross Assets.

Exhibit A-1

DB1/ 137458606.2

Exhibit C-2
to
Amended and Restated Master Tolling Agreement

Applicable Assets; Minimum Throughput Commitment; Tolling Fees and Adjustments; Applicable Term

Appli-cable Assets	Type of Applicable Asset	Products	Minimum Throughput Commit-ment (on a BPD basis)	Tolling Fee*	Tolling Fee Adjustment	PPI Adjust-ment Minimum/ Cap	Fee Adjustment Commence-ment Date	Purchase Price	Accrued Turn-around Cost	Assumed Fuel Gas Cost	Initial Term (all times are Dallas, TX time)	Extension Term (all times are Dallas, TX time)
El Dorado Assets	Naphtha Fractiona-tion Unit	Isopentane[1] ISOM Feed Int. Naphtha Reformer Feed	48,750 BPD	$0.4410/BBL[2]	PPI/DINO Merit Comp Adjustment[3] Turnaround Surcharge[4] Fuel Gas Surcharge[5]	Subject to 1% Minimum/ 3% Cap[3]	July 1, 2017	$25,936,371	$1.6M4	$73,610[5]	12:01 a.m. on November 1, 2015 (the “Effective Time”) to 12:00 mid-night on October 31, 2030	The Applicable Refinery Owner shall have the option to extend the Applicable Term beyond the Initial Term for one additional five (5) year period beginning at 12:01 am on November 1, 2030 and ending at 12:00 midnight on October 31, 2035 on the same terms and conditions as in existence for the Initial Term.
Exhibit C2-1

DB1/ 137458606.2

Woods Cross Assets	Crude Unit 2	Naphtha Diesel tower bottoms	14,625 BPD[6]	$3.0527/ BBL[8]	PPI/WX Union Annual Increase[7] Turn-around Surcharge[4] Fuel Gas Surcharge (excluding Polymeri-zation Unit)[5]	None	July 1, 2017	$64.75M	$8.7M4	$11,871	12:01 a.m. on October 1, 2016 (the “Effective Time”) to 12:00 midnight on September 30, 2031	The Applicable Refinery Owner shall have the option to extend the Applicable Term beyond the Initial Term for one additional five (5) year period beginning at 12:01 am on October 1, 2031 and ending at 12:00 midnight on September 30, 2036 on the same terms and conditions as in existence for the Initial Term.
	FCC Unit 2	Gasoline Light Cycle Oil Olefins Slurry	7,600 BPD[6]	$15.6251/BBL[8]				$176.25M	$7.8M4	$11,566
	Polymeriza-tion Unit	Gasoline Butane Propane	2,438 BPD[6]	$10.8512/ BBL[8]				$37.0M	$3.2M4	-

*    As of January 1, 2023.
1.    The “Feedstock” for the El Dorado Assets is light naphtha and heavy naphtha. The “Feedstock” for the Woods Cross Assets is as follows: Crude Unit 2 – crude oil; FCC Unit 2 – crude tower bottoms and outside gas oil; Poly Unit – olefins.
2.    El Dorado Only: The Tolling Fee shall never be less than $0.36 per BBL of Feedstock. If as a result of a reduction to the Tolling Fee or Minimum Throughput Commitment for a Contract Quarter pursuant to Section 2.2(d) of the Agreement, the Applicable Refinery Owner has overpaid its Tolling Fees for a Contract Quarter, the Applicable Refinery Owner shall receive a credit against its Tolling Fees due for the following Contract Quarter in the amount of such overpayment.
3.    El Dorado Only: The Tolling Fee, as previously adjusted on a cumulative basis, shall be adjusted on July 1 of each calendar year, commencing July 1, 2017, by an amount equal to a percentage calculated as follows: (A) 0.75 x the change in the PPI as described below, plus (B) 0.25 x the annual HF Sinclair Merit Compensation Adjustment (positive or negative) for such calendar year. The change in the PPI is the upper change in the annual change rounded to four decimal places of the Producers Price Index-Commodities-Finished Goods, (PPI), et al. (“PPI”), produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207– located at http://www.bls.gov/data/. The change in PPI for each year shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1); provided that the change in PPI in any year shall not be less than one percent (1%) or more than three percent (3%). For the avoidance of doubt, if the change in PPI in any year is less than one percent (1%) (including if the change in the PPI is negative) it will be rounded up to one percent (1%) and if the change in PPI in any year is greater than three percent (3%) it will be rounded down to three percent (3%). If either index is no longer published, the Parties shall negotiate in good faith to agree on a new index (as applicable) that gives comparable protection against inflation or deflation, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the Tolling Fee. If the Parties are unable to agree on a new index, a new index will be determined in accordance with the dispute resolution provisions set forth in the Article VIII of Omnibus Agreement, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the Tolling Fee. The annual HF Sinclair Merit Compensation Adjustment is the company-wide increase (or decrease) in salary for the year in which the adjustment occurs as determined by the HF Sinclair Chief Executive Officer and Chief Human Resources Officer (excluding merit compensation adjustments for executive officers that are determined by the HF Sinclair Board of Directors (or a committee thereof) and excluding any annual increases for union employees). Examples of the annual Tolling Fee adjustment under various scenarios are as follows:
Exhibit C2-2

DB1/ 137458606.2

(1)if the change in PPI is 0% and the DINO Merit Compensation Adjustment is 3.5%, the Tolling Fee adjustment would be (0.75 x 1%) + (0.25 x 3.5%) = 1.625%
(2)if the change in PPI is 2% and the DINO Merit Compensation Adjustment is 2%, the Tolling Fee adjustment would be (0.75 x 2%) + (0.25 x 2%) = 2%
(3)if the change in PPI is 5% and the DINO Merit Compensation Adjustment is 2%, the Tolling Fee adjustment would be (0.75 x 3%) + (0.25 x 2%) = 2.75%
(4)if the change in PPI is 0% and the DINO Merit Compensation Adjustment is -2%, the Tolling Fee adjustment would be (0.75 x 1%) + (0.25 x (-2%)) = 0.25%

4.    After the first turnaround on the Applicable Asset during the Applicable Term, HEP Operating will calculate its aggregate Turnaround Costs incurred in connection therewith. In the event such aggregate Turnaround Costs for the Applicable Asset exceeds the Accrued Turnaround Cost set forth above then (A) a turnaround surcharge (the “Turnaround Surcharge”) will be added to the Tolling Fee based on each BBL of Feedstock (using the Minimum Throughput Commitment) in order to allow HEP Operating to recover (i) such Turnaround Costs in excess of the Accrued Turnaround Cost plus (ii) a ten percent (10%) return on such excess (the aggregate amount specified in clauses (i) and (ii), the “Turnaround Payment”). Such Turnaround Surcharge shall be paid by the Applicable Refinery Owner to HEP Operating on each BBL of Feedstock processed through the Applicable Asset until the earlier to occur of (i) the expiration of the Applicable Term or (ii) the recovery by HEP Operating of the Turnaround Payment. In addition, the Tolling Fee will be adjusted by the amount necessary to recover the new estimated turnaround expense for the remainder of the Applicable Term (based on the Minimum Throughput Commitment).

The aggregate Turnaround Costs incurred though December 31, 2022 for the Woods Cross FCC Unit 2 exceeded the Accrued Turnaround Costs set forth above. Therefore, effective January 1, 2023, the tolling fee above has been increased by the amount necessary to recover the new estimated turnaround expense for the remainder of the Applicable Term. At the Woods Cross Refinery, the Turnaround Costs adjustment only applies to the FCC Unit 2 as the other two Applicable Assets at the Woods Cross Refinery did not exceed the Accrued Turnaround costs set forth in the chart above.

In addition, HEP Operating will add a $0.7161/BBL Turnaround Surcharge to the FCC Unit 2 tolling fee to recover the Turnaround Payment. This Turnaround Surcharge should be applied to each BBL of Feedstock until the earlier of (i) the expiration of the Applicable Term or (ii) the aggregate Turnaround Surcharge billings reach $17,170,646 (23.978,000 barrels x $0.7161). The Turnaround Surcharge is not subject to the annual fee adjustment.

5.    If at the end of any calendar month during the Applicable Term the aggregate cost of gas incurred by HEP Operating in connection with the operation of the Applicable Assets exceeds the Assumed Fuel Gas Cost, the Applicable Refinery Owner shall promptly pay to HEP Operating an amount equal to the positive difference, if any, of (i) the aggregate cost of fuel gas incurred by HEP Operating in connection with the operation of the Applicable Assets during such calendar month less (ii) the Assumed Fuel Gas Cost.
6.    Determined on a Contract Quarter basis.
7.    Woods Cross Only: The Tolling Fee, as previously adjusted on a cumulative basis, shall be adjusted on July 1 of each calendar year, commencing July 1, 2017, by an amount equal to a percentage calculated as follows: (A) 0.5 x the change in the PPI as described below, plus (B) 0.5 x the annual increase under the then current Woods Cross union contract. The change in the PPI is the upper change in the annual change rounded to four decimal places of the Producers Price Index-Commodities-Finished Goods, (PPI), et al. (“PPI”), produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207– located at http://www.bls.gov/data/. The change in PPI for each year shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). If either index is no longer published, the Parties shall negotiate in good faith to agree on a new index (as applicable) that gives comparable protection against inflation or deflation, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the Tolling Fee. If the Parties are unable to agree on a new index, a new index will be determined in accordance with the dispute resolution provisions set forth in the Article VIII of Omnibus Agreement, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the Tolling Fee. The annual increase under the then current Woods Cross union contract is the annual base pay increase given to union employees at Woods Cross, currently on or about February 1 of each year. Examples of the annual Tolling Fee adjustment under various scenarios are as follows:
Exhibit C2-3

DB1/ 137458606.2

(1)    if the change in PPI is 0% and the annual increase under the then current Woods Cross union contract is 3.5%, the Tolling Fee adjustment would be (0.5 x 0%) + (0.5 x 3.5%) = 1.75%
(2)    if the change in PPI is 2% and the annual increase under the then current Woods Cross union contract is 2%, the Tolling Fee adjustment would be (0.5 x 2%) + (0.5 x 2%) = 2%
(3)    if the change in PPI is 5% and the annual increase under the then current Woods Cross union contract is 2%, the Tolling Fee adjustment would be (0.5 x 5%) + (0.5 x 2%) = 3.5%10.
(4)    if the change in PPI is -1% and the annual increase under the then current Woods Cross union contract is 2%, the Tolling Fee adjustment would be (0.5 x -1%) + (0.5 x 2%) = 0.5%.
8.     Woods Cross Only: If the Applicable Refinery Owner has overpaid its monthly Tolling Fees after adjustments to Tolling Fees or Minimum Throughput Commitments for a Contract Quarter pursuant to Section 2.2(d) of the Agreement, the Applicable Refinery Owner shall be entitled to apply any such overpayment as a credit against Tolling Fees within the succeeding twelve months for volumes of Feedstock delivered to HEP Operating in excess of the Minimum Throughput Commitment for any of the Applicable Assets. If any such overpayment has not been credited within twelve months of the overpayment, such overpayment shall be credited against Tolling Fees due with respect to any Minimum Throughput Commitment for any of the Applicable Assets, or if there are no such Tolling Fees due, such overpayment shall be credited against any other obligations owed by the Applicable Refinery Owner, or its Affiliates, to HEP Operating.

Exhibit C2-4

DB1/ 137458606.2